UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified In Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

TIMOTHY P. HASARA

HENRIK JELERT

DEREK R. LEWIS

LORI T. MARCUS

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual and special meeting of shareowners of Primo Water Corporation, a corporation continued under the laws of the Province of Ontario (the “Company”).

On March 22, 2023, Legion Partners Holdings issued the following press release:

Legion Partners Takes Legal Action to Protect the Rights of Primo Water Shareholders

Files Lawsuit in Ontario Superior Court of Justice to Enforce Validity of Its Director Nominations in Light of Primo’s Entrenchment Tactics

Believes Primo’s Weaponization of Its Recent Controversial Bylaw Amendments Further Demonstrates Why Substantial Change is Needed on the Board

Demands Primo Stop Wasting Shareholder Capital Defending the Board’s Entrenchment Actions

LOS ANGELES – March 22, 2023 – Legion Partners Asset Management, LLC, together with its affiliates (collectively, “we” or “Legion Partners”), is a significant shareholder of Primo Water Corporation (“Primo”, or the “Company”) (TSX/NYSE: PRMW). Today, Legion Partners filed a lawsuit in the Ontario Superior Court of Justice (the “Court”) against Primo in response to the rejection by the Board of Directors (the “Board”) of Legion Partners’ valid nomination of four independent, highly-qualified director candidates to the Primo Board.

The suit asks the Court to validate Legion Partners’ nomination at the Company’s annual and special meeting of shareholders on May 3, 2023. Legion Partners is also seeking a declaration by the Court that the Board’s actions to alter its advance notice bylaws in November were oppressive and unfairly prejudicial to Legion Partners and represent a breach of the Board’s fiduciary and other duties.

Legion Partners issued the following statement:

“We are taking this legal action because Primo’s Board has left us with no other option to preserve our rights as shareholders. Rather than allow investors to vote on Legion Partners’ slate of four exceptional nominees, Primo has resorted to relying on personal attacks and overreaching technicalities in an attempt to invalidate our entire campaign. As we make clear in the lawsuit, not only is this a blatant entrenchment maneuver but the Company’s shareholders are the ones who are literally paying the price.

We also find it extremely troubling that Primo is weaponizing its bylaw amendments against shareholders. In 2021, the Company sought to implement a series of restrictive amendments to its advance notice bylaw provisions that would have made it more burdensome for an investor to nominate directors. However, Primo quickly backtracked on some of those measures after it received pushback from a leading proxy advisory firm, Institutional Shareholder Services (“ISS”), and its own shareholders.

Then again in November of 2022 – shortly after Legion Partners sought to actively engage with the Company – Primo chose to unilaterally implement similarly troubling bylaw amendments without a shareholder vote, including requiring a director questionnaire that Primo now is largely relying on to justify its attempt to invalidate Legion Partners’ nomination. Tellingly, Primo is seeking the required shareholder approval for these problematic bylaw changes at this year’s annual and special meeting but only after the damage will have already been done to deprive shareholders of their right and opportunity to elect our nominated directors.

To us, this pattern of anti-shareholder behavior serves to underscore that substantial change is needed on the Primo Board. The approach the Company is taking is even more disappointing when you consider that two of Primo’s longest-serving directors are from Crescendo Partners, L.P., a fund that has loudly claimed in the past to be an advocate for shareholders. Instead, they have apparently become party to the exact type of entrenchment tactics designed to prevent shareholders from having a voice. Their actions are particularly egregious because they have also sold most of their investment in Primo since joining the Board.

Adding insult to injury, the Company’s proposed slate of directors also includes two former Primo CEOs, who have overseen years of underperformance at the Company. The replacement of one retiring director Primo has announced as its Board refreshment plan clearly falls far short of the sort of change needed at the Company.

We hope that enough members of the Primo Board can recognize that subverting the rights of shareholders in order to avoid accountability for the Company’s governance and performance failures is not the right path. In the meantime, we will continue to take all necessary actions to ensure that shareholders have the opportunity to vote on our nominees at this year’s annual meeting.”

About Legion Partners

Legion Partners is an activist investment manager based in Los Angeles, CA, focused on U.S. small-cap companies. Legion Partners seeks to generate attractive long-term returns employing deep fundamental research, a concentrated portfolio and responsible, collaborative engagement as a catalyst for value creation. Founded in 2012, Legion Partners takes a value-driven approach to managing a high-conviction portfolio on behalf of sophisticated institutional and individual investors. Learn more at www.legionpartners.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the anticipated solicitation of votes for the election of its slate of highly-qualified director nominees or in respect of any matter to be acted upon at the 2023 annual and special meeting (“Annual Meeting”) of shareholders of Primo Water Corporation, a corporation continued under the laws of the Province of Ontario (the “Company”). As permitted by Rule 14a-6 under the Securities Exchange Act of 1934, as amended, Legion Partners Holdings, together with the other participants named herein, intend to file a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying WHITE proxy card with the SEC to be used to solicit votes for the election of its slate of highly-qualified director nominees or in respect of any matter to be acted upon at the Annual Meeting, which Definitive Proxy Statement will constitute a “dissident information circular” for purposes of applicable Canadian corporate and securities laws and will be filed with the applicable Canadian securities regulators and sent to the Company’s shareholders.

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV AND ON THE COMPANY’S PROFILE ON SEDAR AT HTTPS://SEDAR.COM, AND WILL BE SENT TO THE COMPANY, THE COMPANY’S AUDITOR AND SHAREHOLDERS OF THE COMPANY IN COMPLIANCE WITH APPLICABLE RULES. IN ADDITION, THE PARTICIPANTS NAMED HEREIN WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White (collectively, the “Legion Group”), Timothy P. Hasara, Henrik Jelert, Derek Lewis and Lori T. Marcus.

As of the date hereof, Legion Partners I directly beneficially owns 2,134,328 shares of Common Shares, no par value per share, of the Company (the “Common Stock”). As of the date hereof, Legion Partners II directly beneficially owns 187,137 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As of the date hereof, Legion Partners Holdings directly beneficially owns 200 shares of Common Stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 2,321,465 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II and 200 shares of Common Stock held of record by Legion Partners Holdings. As of the date hereof, Mr. Jelert beneficially owns 30,000 shares of Common Stock. As of the date hereof, Mr. Hasara beneficially owns 40,000 shares of Common Stock. As of the date hereof, Mr. Lewis beneficially owns 1,700 shares of Common Stock in an account jointly held with his spouse. As of the date hereof, Ms. Marcus beneficially owns 100 shares of Common Stock in an account jointly held with her spouse.

Information in Support of Public Broadcast Exemption under Canadian Law

The information contained in this press release does not and is not meant to constitute a solicitation of a proxy within the meaning of applicable corporate and securities laws. Shareholders of the Company are not being asked at this time to execute a proxy in favour of Legion Partners Holdings’ director nominees or in respect of any matter to be acted upon at the Annual Meeting. In connection with the Annual Meeting, Legion Partners Holdings, together with the other participants named herein, intend to file a dissident information circular and solicit proxies in due course in compliance with applicable corporate and securities laws. Notwithstanding the foregoing, Legion Partners Holdings, together with the other participants named herein, has voluntarily provided in or incorporated by reference into this press release the disclosure required under section 9.2(4) of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”) and has filed a document dated March 22, 2023 (the “Document”) containing disclosure prescribed by applicable corporate law and disclosure required under section 9.2(6) of NI 51-102 in respect of Legion Partners Holdings’ director nominees, in accordance with corporate and securities laws applicable to public broadcast solicitations. The Document is hereby incorporated by reference into this press release and is available under the Company’s profile on SEDAR at www.sedar.com. The registered office of the Company is 1200 Britannia Road East, Mississauga, ON L4W 4T5 Canada. The executive head office of the Company is 1150 Assembly Drive, Suite 800, Tampa, FL 33607 United States.

This press release and any solicitation made by Legion Partners Holdings, together with the other participants named herein, in advance of the Annual Meeting is, or will be, as applicable, made by such parties, and not by or on behalf of the management of the Company. Proxies may be solicited by proxy circular, mail, telephone, email or other electronic means, as well as by newspaper or other media advertising and in person by managers, directors, officers and employees of Legion Partners Holdings and/or the other participants named herein who will not be specifically remunerated therefor. In addition, Legion Partners Holdings, together with the other participants named herein, may solicit proxies by way of public broadcast, including press release, speech or publication and any other manner permitted under applicable Canadian laws, and may engage the services of one or more agents and authorize other persons to assist it in soliciting proxies on their behalf.

Legion Partners Holdings has entered into an agreement with Saratoga Proxy Consulting LLC (“Saratoga”) for solicitation and advisory services in connection with the solicitation, for which Saratoga will receive a fee not to exceed US$125,000, together with reimbursement for its reasonable and out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Saratoga will employ approximately 20 persons to solicit the Company’s shareholders for the Annual Meeting.

The costs incurred in the preparation and mailing of any circular or proxy solicitation by Legion Partners Holdings and the other participants named herein will be borne directly and indirectly by the Legion Group. Costs of the solicitation of proxies are currently estimated to be US$1,500,000. Legion Partners Holdings estimates that through the date hereof, its expenses in connection with this solicitation are approximately US$200,000. In the event any of Legion Partners Holdings’ director nominees are elected or appointed to the board of directors of the Company, the Legion Group intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies for the election of its nominees to the board of directors of the Company at the Annual Meeting. If such reimbursement is approved by the Board, the Legion Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

None of Legion Partners Holdings nor any of the other participants named herein is requesting that Company shareholders submit a proxy at this time. Once a formal solicitation of proxies in connection with the Annual Meeting has commenced, proxies may be revoked by a registered holder of Company shares (i) by completing and signing a valid proxy bearing a later date and returning it in accordance with the instructions contained in the accompanying form of proxy; (ii) by depositing an instrument in writing that is signed by the shareholder or by an attorney who is authorized by a document that is signed in writing or by electronic signature; (iii) by transmitting by telephonic or electronic means a revocation that is signed by electronic signature in accordance with applicable law, as the case may be: (a) at the registered office of the Company at any time up to and including the last business day preceding the day the Annual Meeting or any adjournment or postponement of the Annual Meeting is to be held, or (b) with the Chair of the Annual Meeting on the day of the Annual Meeting or any adjournment or postponement of the Annual Meeting; or (iv) in any other manner permitted by law. In addition, proxies may be revoked by a non-registered holder of Company shares at any time by written notice to the intermediary in accordance with the instructions given to the non-registered holder by its intermediary.

None of Legion Partners Holdings nor any of the other participants named herein nor any of their associates or affiliates (i) has any material interest, direct or indirect, by way of beneficial ownership of securities of the Company or otherwise, in any matter to be acted upon at the Annual Meeting, other than the election of directors, or (ii) has had any material interest, direct or indirect, in any transaction or proposed transaction since the commencement of the Company’s last financial year that has materially affected or would or could materially affect the Company or any of its subsidiaries.

Additional information about the Company and the Company’s nominees can be found in the Company’s proxy statement, which is filed under the Company’s profile on SEDAR at www.sedar.com. Legion Partners Holdings is not responsible for the accuracy of any information provided by or relating to the Company or the Company’s nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Company or any other statements the Company or its representatives have made or may otherwise make.

Media Contact:

Longacre Square Partners

Scott Deveau / Dan Zacchei

PRMW@longacresquare.com